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                                                                   EXHIBIT 23.02



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



         As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our report dated July 17, 1998, included in Haskel International, Inc.'s Form 10-K for the year ended May 30, 1998 and to all references to our name included in this Registration Statement.



\s\ Price Waterhouse
-----------------------
Price Waterhouse
Chartered Accountants
and Registered Auditors
Newcastle upon Tyne
United Kingdom



November 20, 1998